EXHIBIT 99.2

TERMS OF RESTRICTED STOCK UNIT (“RSU”) GRANT
PURSUANT TO THE
ILLINOIS TOOL WORKS INC. 2015 LONG-TERM INCENTIVE PLAN (THE “PLAN”)

(a)
In the event of a stock dividend, stock split, reverse stock split, share combination, recapitalization, reclassification or similar event affecting the capital structure of the Company, appropriate adjustment will be made in the number of shares subject to the RSU.

(b)
Except as otherwise provided in this RSU agreement or the Plan, no portion of the RSU will vest prior to three years from [GRANT DATE] (the “Grant Date”). On [VESTING DATE] (the “Vesting Date”), 100% of the RSUs will become vested. Upon vesting, you will receive one share of Common Stock of the Company for each vested RSU.

(c)
You shall have no voting, dividend, dividend equivalent rights or subscription rights except with respect to the shares which have been issued to you following the vesting of your RSUs. Your rights under this RSU agreement may not be assigned or transferred other than as permitted by the Plan.

(d)
If, prior to the Vesting Date, your employment with the Company and its Subsidiaries and Affiliates (the “Company Group”) terminates by reason of death or Disability, your RSU shall be fully vested. For purposes of this RSU agreement, the term “Disability” means permanent and total disability which is expected to prevent you from engaging in any substantial gainful activity for any prolonged period of time, as determined by the Company in its sole discretion.

(e)
If you retire prior to the Vesting Date, and your RSU was granted within a year prior to your retirement, then 25% of your RSU shall become vested, and if your RSU was granted more than a year prior to your retirement, then 100% of your RSU shall become vested 30 days after your retirement date provided you have executed and delivered by that date a restrictive covenant, if any, as may be requested by any member of the Company Group. For purposes of this RSU agreement, retirement is defined as termination of employment with the Company Group at such time as: (i) the combination of your age and years of service is 70 or more, and (ii) you have reached age 55 or more with 5 or more years of service.

(f)	Except as provided in paragraph (e), if your employment terminates for any reason other than death or Disability prior to the Vesting Date, you will forfeit your RSUs.

(g)
Notwithstanding the foregoing, the Compensation Committee of the Board of Directors may, in its sole discretion, deem this RSU grant, whether vested or unvested, to be immediately forfeited if you compete with the Company Group, engage in gross misconduct or conduct that is against the business interests of the Company Group, or you divulge confidential information about the Company Group to other persons.

(h)
The RSU is subject to the terms of the Plan. Any inconsistencies shall be resolved in favor of the Plan. Capitalized terms used but not otherwise defined in this RSU agreement shall have the meanings ascribed to them in the Plan.

(i)	This RSU agreement and the provisions of the Plan are governed by, and subject to, the laws of the State of Illinois, United States of America, without regard to the conflict of law provisions. For

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purposes of litigating any dispute that arises under this grant or the Plan, the parties hereby submit to and consent to the exclusive jurisdiction of the State of Illinois, agree that such litigation shall be conducted in the courts of Cook County, Illinois, or the federal courts for the United States for the Northern District of Illinois, where this grant is made and/or to be performed.

(j)	The RSUs granted hereunder are intended to be exempt from or compliant with Code Section 409A, and shall be interpreted, construed and operated to reflect this intent.

(k)
You acknowledge that, regardless of any action taken by the Company or, if different, your employer (the “Employer”), the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to your participation in the Plan and legally applicable to you or deemed by the Company or the Employer in its discretion to be an appropriate charge to you even if legally applicable to the Company or the Employer as a result of your participation in the Plan (“Tax-Related Items”) is and remains your responsibility and may exceed the amount withheld (if any) by the Company or the Employer. You further acknowledge that the Company and/or the Employer (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the RSU, including, but not limited to, the grant, vesting or settlement of the RSU, the subsequent sale of shares acquired pursuant to such settlement and the receipt of any dividends; and (2) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the RSU to reduce or eliminate your liability for Tax-Related Items or achieve any particular tax result. Further, if you are subject to Tax-Related Items in more than one jurisdiction, you acknowledge that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

Prior to the relevant taxable or tax withholding event, as applicable, you agree to make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items.
In this regard, you authorize the Company and/or the Employer, or their respective agents, at their discretion, to satisfy their withholding obligations with regard to all Tax-Related Items by one or a combination of the following:

(i)	withholding from your wages or other cash compensation paid to you by the Company, its Affiliates or Subsidiaries and/or the Employer; or

(ii)
withholding from proceeds of the sale of shares acquired upon settlement of the RSU either through a voluntary sale or through a mandatory sale arranged by the Company (on your behalf pursuant to this authorization without further consent); or

(iii)
withholding in shares to be issued upon settlement of the RSU (notwithstanding the foregoing, if you are subject to the short-swing profit rules of Section 16(b) of the Securities Exchange Act of 1934, the Company and/or the Employer will satisfy the obligations with regard to all Tax-Related Items by withholding in shares to be issued upon vesting/settlement of the RSUs, unless such withholding method is not permissible under applicable law, in which case you may elect to satisfy the Tax-Related Items by one of the other methods identified above); or

(iv)    any other method determined by the Company.

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Depending on the withholding method, the Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding amounts or other applicable withholding rates, including maximum applicable rates, in which case you will receive a refund of any over-withheld amount in cash and will have no entitlement to the share equivalent. If the obligation for Tax-Related Items is satisfied by withholding in shares, for tax purposes, you are deemed to have been issued the full number of shares subject to the vested RSU, notwithstanding that a number of the shares are held back solely for the purpose of paying the Tax-Related Items.
Finally, you agree to pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of your participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to issue or deliver the shares or the proceeds of the sale of shares if you fail to comply with your obligations in connection with the Tax-Related Items.

(l)
The provisions of this RSU agreement are severable, and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

(m)
The RSUs are subject to the requirements of (i) Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (regarding recovery of erroneously awarded compensation) and any implementing rules and regulations thereunder, (ii) similar rules under the laws of any other jurisdiction and (iii) any policies adopted by the Company to implement such requirements, all to the extent determined by the Company in its discretion to be applicable to you.

(n)
You are not permitted to purchase or sell options on the Company’s common stock or engage in short sales of the Company’s common stock. In addition, if you are an executive officer or director, you acknowledge that you are not permitted to engage in trading puts, calls, straddles, equity swaps or other derivative securities that are directly linked to the Company’s common stock and are subject to any Company policies regarding stock trading, hedging and pledging Company common stock or other Company equity securities. For purposes of this paragraph, an “executive officer” means any officer classified by the Company as a reporting person under Section 16 of the U.S. Securities Exchange Act of 1934.

(o)
The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. You hereby consent to receive such documents by electronic delivery and agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

(p)
The Company reserves the right to impose other requirements on your participation in the Plan, on the RSUs and on any shares acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require you to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

(q)
Notwithstanding any provisions in this RSU agreement, the RSU shall be subject to the general terms and conditions set forth in Appendix A for Participants who reside outside the United States, as well as to any country-specific terms and conditions set forth in Appendix B for Participants who reside in any of the countries included in Appendix B. If you relocate outside the United States or between countries included in Appendix B, the additional terms and conditions in Appendix A and B, as applicable, will apply to you, to the extent the Company determines that the application of

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such terms and conditions is necessary or advisable for legal or administrative reasons. Appendices A and B constitute part of this RSU agreement.

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APPENDIX A
GENERAL TERMS AND CONDITIONS
FOR PARTICIPANTS OUTSIDE THE UNITED STATES

(a)    Nature of Grant. In accepting the grant, you acknowledge, understand and agree that:
(i)    the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time;
(ii)    the grant of the RSU is exceptional, discretionary, voluntary and occasional and does not create any contractual or other right to receive future grants of RSUs, or benefits in lieu of RSUs, even if RSUs have been granted in the past;
(iii)    all decisions with respect to future RSU grants, if any, will be at the sole discretion of the Company;
(iv)    your participation in the Plan shall not create a right to further employment with the Employer and shall not interfere with the ability of the Employer to terminate your employment or service relationship (if any) at any time;
(v)    you are voluntarily participating in the Plan;
(vi)    the RSU and the shares subject to the RSU, and the income and value of same, are extraordinary items that do not constitute compensation of any kind for services of any kind rendered to the Company or the Employer, and are outside the scope of your employment or service contract, if any;
(vii)    the RSU and the shares subject to the RSU, and the income and value of same, are not intended to replace any pension rights or compensation;
(viii)    the RSU and the shares subject to the RSU, and the income and value of same, are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end of service payments, bonuses, long-service awards, holiday pay, pension or retirement or welfare benefits or similar mandatory payments;
(ix)    unless otherwise agreed with the Company, the RSU and the shares subject to the RSU, and the income and value of same, are not granted as consideration for, or in connection with, the service you may provide as a director of a Subsidiary or Affiliate;
(x)    the RSU grant and your participation in the Plan will not be interpreted to form an employment or service contract or relationship with the Company or any Subsidiary or Affiliate;
(xi)    the future value of the underlying shares is unknown, indeterminable and cannot be predicted with certainty;
(xii)    no claim or entitlement to compensation or damages shall arise from forfeiture of the RSU resulting from termination of your employment or other service relationship by the Company or the Employer (for any reason whatsoever, and whether or not in breach of local labor laws and whether or not

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later found to be invalid), and in consideration of the grant of the RSU to which you are otherwise not entitled, you irrevocably agree never to institute any claim against the Company or the Employer and you irrevocably waive your ability, if any, to bring any such claim, and release the Company and the Employer from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the Plan, you shall be deemed irrevocably to have agreed not to pursue such claim and agree to execute any and all documents necessary to request dismissal or withdrawal of such claims;
(xiii)    unless otherwise provided in the RSU agreement, in the event of termination of your employment or other service relationship (for any reason whatsoever, whether or not in breach of local labor laws and whether or not later found to be invalid), your right to vest in the RSU under the Plan, if any, will terminate effective as of the date that you are no longer actively employed or rendering services and will not be extended by any notice period mandated under local law (e.g., active employment or service would not include a period of “garden leave” or similar period pursuant to local law); the Committee shall have the exclusive discretion to determine when you are no longer actively employed or rendering services for purposes of your RSU grant (including whether you may still be considered to be providing services while on a leave of absence); and
(xiv)    the Company Group shall not be liable for any foreign exchange rate fluctuation between your local currency and the United States Dollar that may affect the value of the RSU or of any amounts due to you pursuant to the settlement of the RSU or the subsequent sale of any shares acquired upon settlement.
(b)    No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding your participation in the Plan or your acquisition or sale of the underlying shares. You should consult with your own personal tax, legal and financial advisors regarding your participation in the Plan before taking any action related to the Plan.
(c)    Data Privacy. You hereby voluntarily consent to the collection, use and transfer, in electronic or other form, of your personal data as described in this RSU agreement and any other RSU grant materials by and among, as applicable, the Employer, the Company and its Subsidiaries and Affiliates for the exclusive purpose of implementing, administering and managing your participation in the Plan.
You understand that the Company and the Employer may hold certain personal information about you, including, but not limited to, your name, home address and telephone number, date of birth, social insurance number or other identification number (e.g., resident registration number), salary, nationality, job title, any shares of stock or directorships held in the Company, details of all RSUs or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in your favor (“Data”), for the exclusive purpose of implementing, administering and managing the Plan.
You understand that Data will be transferred to Fidelity Stock Plan Services (“Fidelity”) or such other stock plan service provider as may be selected by the Company in the future, which is assisting the Company with the implementation, administration and management of the Plan. You understand that the recipients of the Data may be located in the United States or elsewhere, and that the recipients’ country (e.g., the United States) may have different data privacy laws and protections than your country. You understand that you may request a list with the names and addresses of any potential recipients of the Data by contacting your local human resources representative. You authorize the Company, Fidelity and any other possible recipients which may assist the Company (presently or in the future) with

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implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing your participation in the Plan. You understand that Data will be held only as long as is necessary to implement, administer and manage your participation in the Plan. You understand that you may, at any time, request access to Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing your local human resources representative. Further, you understand that you are providing the consents herein on a purely voluntary basis. If you do not consent, or if you later seek to revoke your consent, your employment status or service and career with the Employer will not be affected; the only consequence of refusing or withdrawing your consent is that the Company would not be able to grant the RSUs or other equity awards to you or administer or maintain such awards. Therefore, you understand that refusing or withdrawing your consent may affect your ability to participate in the Plan. For more information on the consequences of your refusal to consent or withdrawal of consent, you understand that you may contact your local human resources representative.
(d)    Language. If you have received this RSU agreement or any other document related to the Plan translated into a language other than English, and if the meaning of the translated version is different than the English version, the English version will control.
(e)    Retirement. Notwithstanding paragraph (e) of the RSU agreement, if the Company receives an opinion of counsel that there has been a legal judgment and/or legal development in your jurisdiction that would likely result in the favorable treatment applicable to the RSU pursuant to paragraph (e) being deemed unlawful and/or discriminatory, then the Company will not apply the favorable treatment at the time of your retirement, and the RSU will be treated as set forth in paragraph (f) of the RSU agreement.
(f)    Waiver. You acknowledge that a waiver by the Company of a breach of any provision of this RSU agreement shall not operate or be construed as a waiver of any other provision of this RSU agreement, or of any subsequent breach by you or any other Participant.
(g)    Insider Trading/Market Abuse Laws. You acknowledge that, depending on your country, you may be subject to insider trading restrictions and/or market abuse laws which may affect your ability to acquire or sell shares or rights to shares (e.g., RSU) under the Plan during such times you are considered to have “inside information” (as defined in the laws in your country) regarding the Company. Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. You acknowledge that it is your responsibility to comply with any applicable restrictions and should speak to your personal advisor on this matter.
(h)    Foreign Asset/Account Reporting; Exchange Controls. Your country may have certain foreign asset and/or account reporting requirements and/or exchange controls which may affect your ability to acquire or hold shares under the Plan or cash received from participating in the Plan (including from any dividends received or sale proceeds arising from the sale of shares) in a brokerage or bank account outside your country. You may be required to report such accounts, assets or transactions to the tax or other authorities in your country. You also may be required to repatriate sale proceeds or other funds received as a result of your participation in the Plan to your country through a designated bank or broker and/or within a certain time after receipt. You acknowledge that it is your responsibility to be compliant with such regulations, and you should consult your personal legal advisor for any details.

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APPENDIX B
COUNTRY-SPECIFIC TERMS AND CONDITIONS
FOR PARTICIPANTS OUTSIDE THE UNITED STATES
Capitalized terms used but not defined herein shall have the meanings given to such terms in the Plan and/or the RSU agreement (including Appendix A).
Terms and Conditions
This Appendix B includes special terms and conditions applicable to your RSUs if you reside and/or work in any of the countries covered by this Appendix B. These terms and conditions are in addition to, or if so indicated, in place of, the terms and conditions set forth in the RSU agreement (including Appendix A).
If you are a citizen or resident of a country other than the one in which you are currently residing and/or working, transferred or transfer residency or employment after the RSUs were granted or are considered a resident of another country for local law purposes, the Company shall have the sole discretion to determine to what extent the terms and conditions shall apply to you under these circumstances.
Notifications
This Appendix B also includes notifications relating to exchange control and other issues of which you should be aware with respect to your participation in the Plan. The information is based on the exchange control, securities, and other laws in effect in the countries to which this Appendix B refers as of January 2016. Such laws are often complex and change frequently. As a result, the Company strongly recommends that you not rely on the notifications herein as the only source of information relating to the consequences of participating in the Plan because the information may be out of date at the time your RSU vests or you sell shares acquired under the Plan.
In addition, the notifications are general in nature and may not apply to your particular situation, and the Company is not in a position to assure you of any particular result. Accordingly, you should seek appropriate professional advice as to how the relevant laws in your country may apply to your situation.
Finally, if you are a citizen or resident of a country other than the one in which you are currently residing and/or working, transferred or transfer residency or employment after the RSUs were granted or are considered a resident of another country for local law purposes, the information contained herein may not be applicable to you in the same manner.
ARGENTINA
Notifications
Securities Law Information. Neither the grant of the RSUs nor the underlying shares are publicly offered or listed on any stock exchange in Argentina. The offering of the Plan is a private placement and is not subject to the supervision of any Argentine governmental authority.
Exchange Control Information. You are solely responsible for complying with any exchange control laws that may apply to you as a result of participation in the Plan and/or the transfer of funds in connection with the award. You should consult your local bank and/or exchange control advisor regarding any exchange control requirements you may have in connection with the RSUs.

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Foreign Asset/Account Reporting Information. Argentinian residents must report any shares acquired under the Plan and held by the resident on December 31st of each year on their annual tax return for that year.
AUSTRALIA
Terms and Conditions
Breach of Law. Notwithstanding any provision in the Plan or the RSU agreement, you will not be entitled to, and shall not claim any benefit (including without limitation a legal right) under the Plan if the provision of such benefit would give rise to a breach of Part 2D.2 of the Corporations Act 2001 (Cth), any other provision of that Act, or any other applicable statute, rule or regulation which limits or restricts the giving of such benefits. Further, the Employer is under no obligation to seek or obtain the approval of its shareholders in a general meeting for the purpose of overcoming any such limitation or restriction.
Notifications
Securities Law Information. You understand that, if you acquire shares upon vesting of the RSU and subsequently offer the shares for sale to a person or entity resident in Australia, the offer may be subject to disclosure requirements under Australian law. You are advised to obtain legal advice regarding any applicable disclosure requirements prior to making any such offer.
Exchange Control Information. Exchange control reporting is required for cash transactions exceeding A$10,000 and international fund transfers. The Australian bank assisting with the transaction will file the report. If there is no Australian bank involved in the transfer,you will be required to file the report.
BELGIUM
Notifications
Foreign Asset/Account Reporting Information. Belgian residents are required to report any securities or bank accounts (including brokerage accounts) maintained outside of Belgium on their annual tax return. In a separate report, they will be required to provide the National Bank of Belgium with certain details regarding such foreign accounts (including the account number, bank name and country in which any such account was opened). The forms to complete this report are available on the website of the National Bank of Belgium.
BRAZIL
Terms and Conditions
Compliance with Law. By accepting the RSU, you agree to comply with all applicable Brazilian laws and pay any and all applicable Tax-Related Items associated with the receipt and/or sale of shares acquired under the Plan or the receipt of dividends.
Notifications
Nature of Grant. This provision supplements paragraph (a) of Appendix A to the RSU agreement:
By accepting the RSU, you acknowledge, understand and agree that (i) you are making an investment decision, (ii) you will be entitled to receive shares pursuant to the RSUs only if the vesting conditions are

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met and any necessary services are rendered by you between the Grant Date and the applicable Vesting Date and (iii) the value of the underlying shares is not fixed and may increase or decrease over the vesting period without compensation to you.
Foreign Asset/Account Reporting Information. Brazilian residents holding assets and rights outside Brazil with an aggregate value exceeding US$100,000 are required to prepare and submit to the Central Bank of Brazil an annual declaration of such assets and rights. Quarterly reporting is required if such amount exceeds US$100,000,000. Assets and rights that must be reported include shares.
Tax on Financial Transaction (IOF). Payments to foreign countries and repatriation of funds into Brazil, and the conversion between BRL and USD associated with such fund transfers, may be subject to the Tax on Financial Transactions. It is your responsibility to comply with any applicable Tax on Financial Transactions arising from your participation in the Plan. You should consult with his or her personal tax advisor for additional details.
CANADA
Terms and Conditions
Form of Settlement. RSU granted to employees resident in Canada shall be paid in shares only. In no event shall any RSU be paid in cash, notwithstanding any discretion contained in Section 8(c) of the Plan.
Termination of Service. This provision replaces paragraph (a)(xiii) of Appendix A to the RSU agreement:
Unless otherwise provided in the RSU agreement, in the event of termination of your employment or other service relationship (for any reason whatsoever, whether or not in breach of local labor laws and whether or not later to be found invalid), your right to vest in the RSUs, if any, will terminate as of the earlier of: (1) the date on which your employment is terminated; or (2) the date you receive written notice of termination of employment from the Employer; or (3) the date you are no longer actively providing services to the Company Group, regardless of any notice period or period of pay in lieu of such notice required under local law (including, but not limited to, statutory law, regulatory law and/or common law). The Committee shall have the exclusive discretion to determine when you are no longer actively providing services for purposes of your RSU grant (including whether you may still be considered be providing service while on a leave of absence).
The following provisions apply if you are a resident of Quebec:
Authorization to Release and Transfer Necessary Personal Information. This provision supplements paragraph (c) of Appendix A to the RSU agreement:
You hereby authorize the Company Group and the Company’s representatives to discuss with and obtain all relevant information from all personnel, professional or not, involved in the administration and operation of the Plan. You further authorize the Company Group and the administrator of the Plan to disclose and discuss the Plan with their advisors. You further authorize the Company Group to record such information and to keep such information in your employee file.

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French Language Provision.
The parties acknowledge that it is their express wish that this agreement, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.
Les parties reconnaissent avoir exigé la redaction en anglais de cette convention (“agreement”), ainsi que de tous documents exécutés, avis donnés et procedures judiciaries intentées, directement ou indirectement, relativement à la présente convention.
Notifications
Securities Law Information. You will not be permitted to sell or otherwise dispose of the shares acquired under the Plan within Canada. You are permitted to sell shares acquired under the Plan only through the designated broker appointed under the Plan, if any, provided that the resale of such shares takes place outside of Canada through the facilities of a stock exchange on which the shares are listed (i.e., the NYSE).
Foreign Asset/Account Reporting Information. Canadian residents are required to report their foreign property on Form T1135 (Foreign Income Verification Statement) if the total cost of their foreign property exceeds C$100,000 at any time during the year. Foreign property includes cash held outside of Canada and shares acquired under the Plan, and it includes unvested RSU. RSU must be reported – generally at a nil cost – if the C$100,000 cost threshold is exceeded because other foreign property is held by you. The Form T1135 must be filed by April 30 of the following year. When shares are acquired, their cost generally is the adjusted cost base (“ACB”) of the shares. The ACB ordinarily would equal the fair market value of the shares at the time of acquisition, but if you own other shares of the same company, this ACB may have to be averaged with the ACB of the other shares. You should consult with your personal tax advisor to determine your reporting requirements.
CHINA
Terms and Conditions
Settlement of RSU. Notwithstanding paragraph (b) of the RSU agreement, due to legal restrictions in China, the RSU will be paid in cash at vesting and not in shares. You will receive a cash payment equal to the Fair Market Value of a share of Common Stock on the vesting date multiplied by the number of vested RSU. The cash payment will be made by the Employer and will be paid to you in local currency through your local payroll. The cash payment will be subject to all applicable tax withholding and reporting. To convert the payment amount from US dollars into local currency, the Company will use an exchange rate determined pursuant to the Company’s financial policies in effect on the payment date. Depending on the development of exchange control or other applicable laws in China, the Company, at its discretion, may determine that other payment methods may be used.
Exchange Control Information. You agree to comply with any requirements that may be imposed by the Company in the future in order to facilitate compliance with exchange control requirements in China.

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CZECH REPUBLIC
Notifications
Exchange Control Information. The Czech National Bank may require you to fulfill certain notification duties in relation to the RSU and the opening and maintenance of a foreign account. However, because exchange control regulations change frequently and without notice, you should consult your personal legal advisor prior to the vesting of the RSU and the sale of shares to ensure compliance with current regulations. It is your responsibility to comply with any applicable Czech exchange control laws.
DENMARK
Notifications
Foreign Asset/Account Reporting Information. If you establish an account holding shares or an account holding cash outside Denmark, you must report the account to the Danish Tax Administration. The form may be obtained from a local bank. Please note that these obligations are separate from and in addition to the obligations described below.
Securities/Tax Reporting Information. If you hold shares acquired under the Plan in a brokerage account with a broker or bank outside Denmark, you are required to inform the Danish Tax Administration about the account. For this purpose, you must file a Form V (Erklaering V) with the Danish Tax Administration. Both you and the broker or bank must sign the Form V. By signing the Form V, the broker or bank undertakes an obligation, without further request each year and not later than February 1 of the year following the calendar year to which the information relates, to forward information to the Danish Tax Administration concerning the shares in the account. In the event that the applicable broker or bank with which the account is held does not wish to, or, pursuant to the laws of the country in question, is not allowed to assume such obligation to report, you acknowledge that you are solely responsible for providing certain details regarding the foreign brokerage or bank account and any shares acquired at vesting and held in such account to the Danish Tax Administration as part of your annual income tax return. By signing the Form V, you authorize the Danish Tax Administration to examine the account. A sample of the Form V can be found at the following website: www.skat.dk.
In addition, if you open a brokerage account (or a deposit account with a U.S. bank), the brokerage account likely will be treated as a deposit account because cash can be held in the account. Therefore, you likely must file a Form K (Erklaering K) with the Danish Tax Administration. The Form K must be signed both by you and by the applicable broker or bank where the account is held. By signing the Form K, the broker/bank undertakes an obligation, without further request each year and not later than February 1 of the year following the calendar year to which the information relates, to forward information to the Danish Tax Administration concerning the content of the account. In the event that the applicable financial institution (broker or bank) with which the account is held, does not wish to, or, pursuant to the laws of the country in question, is not allowed to assume such obligation to report, you acknowledge that you are solely responsible for providing certain details regarding the foreign brokerage or bank account to the Danish Tax Administration as part of your annual income tax return. By signing the Form K, you authorize the Danish Tax Administration to examine the account. A sample of the Form K can be found at the following website: www.skat.dk.

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FRANCE
Terms and Conditions
Consent to Receive Information in English. By accepting the RSUs, you confirm having read and understood the Plan and the RSU agreement, which were provided in the English language. You accept the terms of those documents accordingly.
En acceptant cette attribution gratuite d’actions, vous confirmez avoir lu et comprenez le Plan et ce contrat, incluant tous leurs termes et conditions, qui ont été transmis en langue anglaise. Vous acceptez les dispositions de ces documents en connaissance de cause.
Notifications
Foreign Asset/Account Reporting Information. You may hold any shares acquired under the Plan, any sales proceeds resulting from the sale of the shares or any dividends paid on such shares outside of France, provided you declare all foreign accounts, whether open, current, or closed, in your income tax return.
GERMANY
Notifications
Exchange Control Information. Cross-border payments in excess of €12,500 must be reported electronically monthly to the Germany Federal Bank. In the event that you make or receive a payment in excess of this amount, you are responsible for obtaining the appropriate form from the remitting bank and complying with applicable reporting requirements.
INDIA
Notifications
Exchange Control Information. Indian residents must repatriate to India all proceeds received from the sale of shares within ninety (90) days and all proceeds from the receipt of any dividends within one hundred and eighty (180) days. Such resident will receive a foreign inward remittance certificate (“FIRC”) from the bank where they deposit the foreign currency. Indian resident should maintain the FIRC as evidence of the repatriation of funds in the event that the Reserve Bank of India or the Employer requests proof of repatriation. It is your responsibility to comply with applicable exchange control laws in India.
Foreign Asset/Account Reporting Information. You are required to declare in your annual tax return (a) any foreign assets held by you or (b) any foreign bank accounts for which you have signing authority. Increased penalties for failing to report these foreign assets/accounts have been introduced. You are responsible for complying with this reporting obligation and are advised to confer with your personal legal advisor in this regard.

Universal RSU Agreement

EXHIBIT 99.2

IRELAND
Notifications
Director Notification Obligation. If you are a director, shadow director, or secretary of the Company’s Irish Subsidiary or Affiliate and have a 1% or more shareholding interest in the Company, you must notify the Irish Subsidiary or Affiliate in writing within five business days of receiving or disposing of an interest in the Company (e.g., RSU, shares), within five business days of becoming aware of the event giving rise to the notification requirement, or within five days of becoming a director or secretary if such an interest exists at the time. This notification requirement also applies with respect to the interests of a spouse or children under the age of 18 (whose interests will be attributed to the director, shadow director, or secretary).
ITALY
Terms and Conditions
Authorization to Release and Transfer Necessary Personal Information. This provision replaces paragraph (c) of Appendix A in its entirety:
You understand that the Employer and/or the Company may hold certain personal information about you, including, but not limited to, your name, home address and telephone number, date of birth, social security number (or any other social or national identification number), salary, nationality, job title, number of shares held and the details of all RSU or any other entitlement to shares awarded, cancelled, exercised, vested, unvested, or outstanding (the “Data”) for the exclusive purpose of implementing, administering, and managing your participation in the Plan. You are aware that providing the Company with your Data is necessary for the performance of this agreement and that your refusal to provide such Data would make it impossible for the Company to perform its contractual obligations and may affect your ability to participate in the Plan.
The Controller of personal data processing is Illinois Tool Works Inc., 3600 West Lake Avenue, Glenview, IL 60026, USA, and, pursuant to D.lgs 196/2003, its representative in Italy is ITW Italy Holding SRL, with registered offices at Corso Matteotti, 38, Torino 10121, Italy. You understand that the Data may be transferred to the Company Group or to any third parties assisting in the implementation, administration, and management of the Plan, including any transfer required to Fidelity Stock Plan Services or other third party with whom shares acquired pursuant to the vesting of the RSU or cash from the sale of such shares may be deposited. Furthermore, the recipients that may receive, possess, use, retain, and transfer such Data for the above mentioned purposes may be located in Italy or elsewhere, including outside of the European Union and that the recipients’ country (e.g., the United States) may have different data privacy laws and protections than your country. The processing activity, including the transfer of your personal data abroad, outside of the European Union, as herein specified and pursuant to applicable laws and regulations, does not require your consent thereto as the processing is necessary for the performance of contractual obligations related to the implementation, administration, and management of the Plan. Further, you understand that you are providing the consents herein on a purely voluntary basis. If you do not consent, or if you later seek to revoke your consent, your employment status or service and career with the Employer will not be affected; the only consequence of refusing or withdrawing your consent is that the Company would not be able to grant the RSU or other equity awards to you or administer or maintain such awards. You understand that Data processing relating to the purposes specified above shall take place under automated or non-automated conditions, anonymously when possible, that comply with

Universal RSU Agreement

EXHIBIT 99.2

the purposes for which Data are collected and with confidentiality and security provisions as set forth by applicable laws and regulations, with specific reference to D.lgs. 196/2003.
You understand that Data will be held only as long as is required by law or as necessary to implement, administer, and manage your participation in the Plan. You understand that pursuant to art.7 of D.lgs 196/2003, you have the right, including but not limited to, access, delete, update, request the rectification of your Data, and cease, for legitimate reasons, the Data processing. Furthermore, you are aware that your Data will not be used for direct marketing purposes. In addition, the Data provided can be reviewed and questions or complaints can be addressed by contacting a local representative available at the following address: ITW Italy Holding SRL, Corso Matteotti, 38, Torino 10121, Italy.
Plan Document Acknowledgment. In accepting the RSU, you acknowledge that you have received a copy of the Plan and the RSU agreement and have reviewed the Plan and the agreement, including Appendix A and B, in their entirety and fully understand and accept all provisions of the Plan and the RSU agreement, including Appendix A and B.
Notifications
Foreign Asset/Account Reporting Information. If you are an Italian resident who, at any time during the fiscal year, holds foreign financial assets (including cash and shares) which may generate income taxable in Italy, you are required to report these assets on your annual tax return for the year during which the assets are held, or on a special form if no tax return is due. These reporting obligations also apply if you are the beneficial owner of foreign financial assets under Italian money laundering provisions.
Tax on Financial Assets Information. Italian residents may be subject to tax on the value of financial assets held outside of Italy (including shares acquired under the Plan). The taxable amount will be the fair market value of the financial assets, assessed at the end of the calendar year. For the purposes of the market value assessment, the documentation issued by the Plan broker may be used. If you are subject to this foreign financial assets tax, you will need to report the value of your financial assets held abroad in your annual tax return. You should consult your personal legal advisor for additional information about the foreign financial assets tax.
MALAYSIA
Terms and Conditions
Settlement of RSU. Notwithstanding paragraph (b) of the RSU agreement, due to reporting requirements in Malaysia, the RSU will be paid in cash at vesting and not in shares of Common Stock. You will receive a cash payment equal to the Fair Market Value of a share of Common Stock on the vesting date multiplied by the number of vested RSU. The cash payment will be made by the Employer and will be paid to you in local currency through your local payroll. The cash payment will be subject to all applicable tax withholding and reporting. To convert the payment amount from US dollars into local currency, the Company will use an exchange rate determined pursuant to the Company’s financial policies in effect on the payment date.
Data Privacy. The following provision replaces paragraph (c) of Appendix A in its entirety.

Universal RSU Agreement

EXHIBIT 99.2

You hereby explicitly and unambiguously consent to the collection, use and transfer, in electronic or other form, of your personal data, as described in the RSU agreement and any other grant materials (“Data”) by and among, as applicable, your Employer, the Company and its Affiliates for the exclusive purpose of implementing, administering and managing your participation in the Plan.

You understand that your Employer, the Company and its Affiliates may hold certain personal information about you, including, but not limited to, your name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any Shares or directorships held in the Company, details of all RSU or any other entitlement to shares awarded, canceled, exercised, vested, unvested or outstanding in your favor, for the exclusive purpose of implementing, administering and managing the Plan. The Data is supplied by your Employer and also by you through information collected in connection with the Agreement and the Plan.

You understand that Data will be transferred to the Plan broker or such other stock plan service provider as may be selected by the Company in the future, which is assisting the Company with the implementation, administration and management of the Plan. You understand that the recipients of the Data may be located in the United States or elsewhere, and that the recipients’ country (e.g., the United States) may have different data privacy laws and protections than your country. You understand that if you reside outside the United States, you may request a list with the names and addresses of any potential recipients of the Data by contacting your local human resources representative or Sandra Howell (showell@itw.com). You authorize the Company, broker and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing your participation in the Plan, including any transfer of such Data as may be required to a broker, escrow agent or other third party with whom the shares received upon vesting of your RSU may be deposited. You understand that Data will be held only as long as is necessary to implement, administer and manage your participation in the Plan. You understand that if you reside outside the United States, you may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing your local human resources representative. Further, you understand that you are providing the consents herein on a purely voluntary basis. If you do not consent, or if you later seek to revoke your consent, your employment status or service with your Employer will not be adversely affected; the only consequence of refusing or withdrawing your consent is that the Company may not be able to grant you RSU or other equity awards or administer or maintain such awards. Therefore, you understand that refusing or withdrawing your consent may affect your ability to participate in the Plan. For more information on the consequences of your refusal to consent or withdrawal of consent, you understand that you may contact your local human resources representative.

Anda dengan ini secara eksplicit dan tanpa sebarang keraguan mengizinkan pengumpulan, pengunaan dan pemindahan, dalam bentuk elektronik atau lain-lain, data peribadi anda seperti yang dinyatakan dalam Perjanjian dan apa-apa bahan geran (“Data”) lain oleh dan di antara, seperti mana yang terpakai, Majikan anda, Syarikat dan Syarikat-Syarikat Sekutunya untuk tujuan eksklusif bagi melaksanakan, mentadbir dan menguruskan penyertaan anda dalam Pelan.

Anda memahami bahawa Majikan anda, Syarikat dan Syarikat-Syarikat Sekutunya mungkin memegang maklumat peribadi tertentu tentang anda, termasuk, tetapi tidak terhad kepada, nama anda, alamat rumah dan nombor telefon, tarikh lahir, nombor insurans sosial atau nombor pengenalan lain, gaji, kewarganegaraan, jawatan, apa-apa syer atau jawatan pengarah yang dipegang dalam Syarikat, butir-butir semua RSU atau apa-apa hak lain untuk Saham yang dianugerahkan, dibatalkan, dilaksanakan, terletak hak, tidak diletak hak ataupun yang belum dijelaskan bagi faedah anda, untuk tujuan eksklusif bagi melaksanakan, mentadbir dan menguruskan Pelan. Data dibekalkan oleh Majikan anda dan juga oleh anda melalui maklumat yang dikumpul yang berkaitan dengan Perjanjian dan Pelan.
Anda memahami bahawa Data akan dipindahkan kepada broker Pelan, broker, atau apa-apa pembekal perkhidmatan pelan saham yang lain sebagaimana yang mungkin dipilih oleh Syarikat pada masa depan, yang membantu Syarikat dalam pelaksanaan, pentadbiran dan pengurusan Pelan. Anda memahami bahawa penerima Data mungkin berada di Amerika Syarikat atau di tempat lain, dan bahawa negara penerima (contohnya, Amerika Syarikat) mungkin mempunyai undang-undang privasi data dan perlindungan yang berbeza daripada negara anda. Anda memahami bahawa jika anda tinggal di luar Amerika Syarikat, anda boleh meminta senarai nama dan alamat mana-mana penerima Data berpotensi dengan menghubungi wakil sumber manusia tempatan anda di, Sandra Howll showell@itw.com. Anda memberi kuasa kepada Syarikat, broker dan mana-mana penerima lain yang mungkin membantu Syarikat (sekarang atau pada masa depan) untuk melaksanakan, mentadbir dan menguruskan Pelan untuk menerima, memiliki, menggunakan, mengekalkan dan memindahkan Data, dalam bentuk elektronik atau lain-lain, dengan tujuan melaksanakan, mentadbir dan menguruskan penyertaan anda dalam Pelan, termasuk apa-apa pemindahan Data sebagaimana yang diperlukan kepada broker, ejen escrow atau pihak ketiga yang lain dengan sesiapa yang mendepositkan Saham yang diterima apabila RSU anda terletak hak. Anda memahami bahawa Data akan dibekalkan hanya sepanjang tempoh yang diperlukan untuk melaksanakan, mentadbir dan mengurus penyertaan anda dalam Pelan. Anda memahami bahawa jika anda tinggal di luar Amerika Syarikat, anda boleh, pada bila-bila masa, melihat Data, meminta maklumat tambahan mengenai penyimpanan dan pemprosesan Data, menghendaki bahawa pindaan-pindaan dilaksanakan ke atas Data atau menolak atau menarik balik persetujuan dalam ini, dalam mana-mana kes tanpa kos, dengan menghubungi secara bertulis wakil sumber manusia tempatan anda. Selanjutnya, anda memahami bahawa anda memberi persetujuan di sini secara sukarela. Jika anda tidak bersetuju, atau jika anda kemudian membatalkan persetujuan anda, status pekerjaan atau perkhidmatan anda dengan Majikan anda tidak akan terjejas; satunya akibat jika anda tidak bersetuju atau menarik balik persetujuan anda adalah bahawa Syarikat tidak akan dapat memberikan kepada anda RSU pada masa depan atau anugerah ekuiti lain kepada anda atau mentadbir atau mengekalkan anugerah tersebut. Oleh itu, anda memahami bahawa keengganan atau penarikan balik persetujuan anda boleh menjejaskan keupayaan anda untuk mengambil bahagian dalam Pelan. Untuk maklumat lanjut mengenai akibat keengganan anda untuk memberikan keizinan atau penarikan balik keizinan, anda memahami bahawa anda boleh menghubungi wakil sumber manusia tempatan anda.

Universal RSU Agreement

EXHIBIT 99.2

MEXICO
Terms and Conditions
No Entitlement or Claims for Compensation. These provisions supplement paragraph (a) of Appendix A:
Modification. By accepting the RSU, you understand and agree that any modification of the Plan or the RSU agreement (including Appendix A and B) or its termination shall not constitute a change or impairment of the terms and conditions of your employment.
Policy Statement. The grant of RSU by the Company is unilateral and discretionary, and the Company reserves the absolute right to amend it and discontinue it at any time without any liability.
The Company, with registered offices at 3600 West Lake Avenue, Glenview, IL 60026, U.S.A., is solely responsible for the administration of the Plan and participation in the Plan. Any acquisition of shares does not, in any way, establish an employment relationship between you and the Company because you are participating in the Plan on a wholly commercial basis and the sole employer is ITW Mexico, S. De R.L. De C.V., Carretera Monterrey-Laredo KM 22.7, Cienega de Flores Nuevo Leon 65550, Mexico. Further, your participation in the Plan does not establish any rights between you and the Employer.
Plan Document Acknowledgment. By accepting the grant of RSU, you acknowledge that you have received copies of the Plan, have reviewed the Plan and the RSU agreement (including Appendix A and B) in their entirety and fully understand and accept all provisions of the Plan and the RSU agreement.
In addition, by accepting the RSU, you further acknowledge that you have read and specifically and expressly approve the terms and conditions in paragraph (a) of Appendix A, in which the following is clearly described and established: (i) participation in the Plan does not constitute an acquired right; (ii) the Plan and participation in the Plan is offered by the Company on a wholly discretionary basis; (iii) participation in the Plan is voluntary; and (iv) the Company and its Subsidiaries and Affiliates are not responsible for any decrease in the value of the shares underlying the RSU.
Finally, you hereby declare that you do not reserve any action or right to bring any claim against the Company for any compensation or damages as a result of your participation in the Plan and therefore grant a full and broad release to the Employer, the Company, and its Subsidiaries and Affiliates with respect to any claim that may arise under the Plan.
Spanish Translation
Términos y Condiciones
Sin derecho a Compensación o a su reclamación.- Estas disposiciones complementan el inciso (a) del Apéndice/Anexo A:
Modificación.- Al aceptar las RSU, usted expresa su pleno entendimiento y aceptación que cualquier modificación al Plan, al contrato RSU (incluyendo los Anexos A y B) o su terminación, no será considerada como un cambio o menoscabo a las condiciones de su relación de trabajo.
Declaración de Políticas.- El otorgamiento de RSU por parte de la Empresa deberá considerarse como unilateral y discrecional, por lo que la Empresa se reserva el derecho a modificarlo e interrumpirlo en cualquier momento, sin incurrir en ninguna responsabilidad.

Universal RSU Agreement

EXHIBIT 99.2

La Empresa, con domicilio en West Lake Avenue 3600, C.P.60026, Glenview, Illinois, E.U.A., es la única responsable por la administración del Plan y la participación en el Plan. Cualquier adquisición de acciones no deberá interpretarse en ningún caso, como constitutiva de una relación de trabajo entre usted y la Empresa, toda vez que usted está participando en el Plan únicamente de manera comercial; asimismo, su único Patrón es ITW México, S. de R.L. de C.V., con domicilio en Carretera Monterrey-Laredo km. 22.7, C.P. 65550, Ciénega de Flores, Nuevo León, México. En virtud de lo anterior, su participación en el Plan no creará ningún derecho u obligación entre usted y su Patrón.
Reconocimiento del Documento del Plan.- Aceptando el otorgamiento de RSU, usted reconoce que ha recibido una copia completa del Plan y del contrato RSU (incluyendo los Apéndices/Anexos A)y B) y manifiesta su total entendimiento y aceptación de todas y cada una de las disposiciones del Plan y del contrato RSU.
Asimismo, en virtud de la aceptación de RSU, usted reconoce que ha leído y, específicamente y expresamente, acepta los términos y condiciones del inciso (a) del Anexo A, en el que lo siguiente claramente se establece y describe como sigue: (i) la participación en el Plan no constituye un derecho adquirido; (ii) el Plan y la participación en el Plan es ofertada por la Empresa de manera discrecional; (iii) la participación en el Plan es voluntaria; y (iv) la Empresa, sus Subsidiarias y Afiliadas no serán responsables por cualquier disminución en el valor de las acciones subyacentes a las RSU.
Finalmente, por este medio, usted declara que no se reserva acción legal alguna o derecho a reclamaciones en contra de la Empresa por cualquier compensación o daños que se generen como resultado de su participación en el Plan; en virtud de ello, usted otorga el finiquito más amplio que en Derecho proceda al Empleador, la Empresa y sus Subsidiarias y Afiliadas en relación con cualquier reclamación que se genere en relación con el Plan.
NETHERLANDS
There are no country-specific provisions.
POLAND
Notifications
Exchange Control Information. Polish residents are required to transfer funds (i.e., in connection with the sale of shares) through a bank account in Poland if the transferred amount in any single transaction exceeds a specified threshold (currently €15,000). If you are a Polish resident, you must also retain all documents connected with any foreign exchange transactions you engage in for a period of five years, as measured from the end of the year in which such transaction occurred. You should consult with your personal legal advisor to determine what you must do to fulfill any applicable reporting/exchange control duties
RUSSIA
Terms and Conditions
U.S. Transaction. You understand that acceptance of the grant of RSU results in a contract between you and the Company completed in the United States and that the RSU agreement is governed by the laws of the State of Illinois, without regard to the conflict of law provisions. Upon vesting of the RSU, any shares to be issued to you shall be delivered to you through a bank or brokerage account in the United

Universal RSU Agreement

EXHIBIT 99.2

States, and in no event will such shares be delivered to you in Russia. You are not permitted to sell the shares directly to other Russian legal entities or individuals.
Data Privacy. This section supplements paragraph (c) of Appendix A to the RSU agreement:
By accepting the RSU, you acknowledge that you have read, understand and agree to the terms regarding the collection, processing and transfer of data described in paragraph (c) of Appendix A to the RSU agreement. In this regard, upon request of the Company or the Employer, you agree to provide an executed data privacy consent form or any similar agreements or consents that the Company or the Employer may deem necessary to obtain under the data privacy laws in Russia, either now or in the future. You understand that you will not be able to participate in the Plan if you fail to execute any such consent or agreement that may be requested.
Notifications
Exchange Control Information. Russian residents are required to repatriate proceeds from the sale of shares received in relation to the RSU to the resident’s bank account in Russia prior to using those proceeds for any purpose, including reinvestment. Such funds must initially be credited to you through a foreign currency account at an authorized bank in Russia. After the funds are initially received in Russia, they may be further remitted to foreign banks in accordance with Russian exchange control laws.
As an express statutory exception to the above-mentioned repatriation rule, cash dividends paid on the shares can be paid directly to a foreign bank or brokerage account opened with a bank located in an OECD (Organization for Economic Co-operation and Development) or FATF (Financial Action Task Force) country. As of January 1, 2018, cash proceeds from the sale of shares listed on one of the foreign stock exchanges on the list provided for by the Russian Federation law “On the Securities Market” (which currently includes the New York Stock Exchange) also can be paid directly to a foreign bank or brokerage account opened with a bank located in an OECD or FATF country. Other statutory exceptions may apply.
You should consult your personal advisor before repatriating any sale proceeds to Russia, as significant penalties may apply in the case of non-compliance with exchange control requirements and such requirements are subject to change at any time, often without notice.
Securities Law Information. The Plan, the RSU agreement (including Appendix A and B), and all other materials that you may receive regarding participation in the Plan do not constitute advertising or an offering of securities in Russia. Absent any requirement under local law, the issuance of securities pursuant to the Plan has not and will not be registered in Russia; therefore, the securities described in any Plan-related documents may not be used for offering or public circulation in Russia.
Depending on the development of local regulatory requirements, the Company reserves the right to force the immediate sale of any shares to be issued upon vesting and settlement of the RSU. If applicable, you agree that the Company is authorized to instruct its designated broker to assist with the mandatory sale of such shares (on your behalf pursuant to this authorization), and you expressly authorize the Company’s designated broker to complete the sale of such shares. You acknowledge that the Company’s designated broker is under no obligation to arrange for the sale of the shares at any particular price. Upon the sale of the shares, the Company agrees to pay you the cash proceeds from the sale of the shares, less any brokerage fees or commissions and subject to any obligation to satisfy Tax-Related Items. You acknowledge that you are not aware of any material nonpublic information with respect to the Company or any securities of the Company as of the date of this RSU agreement.

Universal RSU Agreement

EXHIBIT 99.2

Labor Law Information. If you continue to hold shares acquired at vesting of the RSU after an involuntary termination of your employment, you will not be eligible to receive unemployment benefits in Russia.
Anti-Corruption Information. Anti-corruption laws prohibit certain public servants, their spouses and their dependent children from owning any foreign source financial instruments (e.g., shares of foreign companies such as the Company). Accordingly, you should inform the Company if you are covered by these laws because you should not hold shares acquired under the Plan.
SINGAPORE
Terms and Conditions
Sale of Shares. You hereby agree that any shares received at settlement will not be offered for sale in Singapore prior to the six (6) month anniversary of the Grant Date, unless such sale or offer is made pursuant to the exemption under Part XIII Division I Subdivision (4) (other than section 280) of the Securities and Futures Act (Chap. 289, 2006 Ed.) (“SFA”).
Notifications
Securities Law Information. The grant of RSU is being made in reliance on section 273(1)(f) of the SFA and is not made to you with a view to the RSU or the underlying shares being subsequently offered for sale to any other party. The Plan has not been lodged or registered as a prospectus with the Monetary Authority of Singapore.
Chief Executive Officer/Director Notification Obligation. If you are the Chief Executive Officer (“CEO”) or a director, associate director, or shadow director of the Company’s Singapore Subsidiary or Affiliate, you are subject to certain notification requirements under the Singapore Companies Act. Among these requirements is an obligation to notify the Company’s Singapore Subsidiary or Affiliate in writing when you receive an interest (e.g., RSU or shares) in the Company Group. In addition, you must notify the Company’s Singapore Subsidiary or Affiliate when you sell shares (including when you sell shares issued upon vesting and settlement of the RSU). These notifications must be made within two business days of acquiring or disposing of any interest in the Company Group. In addition, a notification of your interests in the Company Group must be made within two business days of becoming the CEO or a director.
SOUTH KOREA
Notifications
Exchange Control Information. If you realize US$500,000 or more from the sale of shares or the receipt of any dividends in a single transaction, Korean exchange control laws require you to repatriate the proceeds to Korea within 3 years of receipt.
Foreign Asset/Account Reporting Information. You will be required to declare all foreign accounts (i.e., non-Korean bank accounts, brokerage accounts, etc.) to the Korean tax authorities and file a report if the monthly balance of such accounts exceeds a certain limit (currently KRW 1 billion or an equivalent amount in foreign currency). You should consult with your personal tax advisor on how to value foreign accounts for purposes of this reporting requirement and whether you are required to file a report with respect to such account.

Universal RSU Agreement

EXHIBIT 99.2

SPAIN
Terms and Conditions
No Entitlement for Claims or Compensation. By accepting the RSU, you consent to participation in the Plan and acknowledge that you have received a copy of the Plan document.
You understand and agree that, as a condition of the grant of the RSU, your termination of employment for any reason other than death, disability or retirement (including for the reasons listed below) will automatically result in the forfeiture of any RSU that have not vested on the date of your termination.
In particular, you understand and agree that, unless otherwise provided in the RSU agreement, the RSU will be forfeited without entitlement to the underlying shares or to any amount as indemnification in the event of a termination of your employment prior to vesting by reason of, including, but not limited to: resignation, disciplinary dismissal adjudged to be with cause, disciplinary dismissal adjudged or recognized to be without good cause (i.e., subject to a “despido improcedente”), individual or collective layoff on objective grounds, whether adjudged to be with cause or adjudged or recognized to be without cause, material modification of the terms of employment under Article 41 of the Workers’ Statute, relocation under Article 40 of the Workers’ Statute, Article 50 of the Workers’ Statute, unilateral withdrawal by the Employer, and under Article 10.3 of Royal Decree 1382/1985.
Furthermore, you understand that the Company has unilaterally, gratuitously and discretionally decided to grant RSU under the Plan to individuals who may be employees of the Company Group. The decision is a limited decision that is entered into upon the express assumption and condition that any grant will not economically or otherwise bind the Company on an ongoing basis, other than as expressly set forth in the RSU agreement. Consequently, you understand that the RSU are granted on the assumption and condition that the RSU and the shares underlying the RSU shall not become a part of any employment or service contract and shall not be considered a mandatory benefit, salary for any purposes (including severance compensation) or any other right whatsoever. In addition, you understand that the RSU would not be granted to you but for the assumptions and conditions referred to above; thus, you acknowledge and freely accept that, should any or all of the assumptions be mistaken or should any of the conditions not be met for any reason, then any award of RSU shall be null and void.
Notifications
Securities Law Information. The RSU described in the RSU agreement and Appendix A and B do not qualify under Spanish regulations as securities. No “offer of securities to the public,” as defined under Spanish law, has taken place or will take place in the Spanish territory. The RSU agreement (including Appendix A and B) has not been nor will it be registered with the Comisión Nacional del Mercado de Valores, and it does not constitute a public offering prospectus.
Exchange Control Information. Spanish residents must declare the acquisition, ownership and disposition of stock in a foreign company (including shares acquired under the Plan) to the Dirección General de Comercio e Inversiones (the “DGCI”), the Bureau for Commerce and Investments, which is a department of the Ministry of Economy and Competitiveness, for statistical purposes. Generally, the declaration must be made in January for shares acquired or sold during (or owned as of December 31 of) the prior year; however, if the value of shares acquired or sold exceeds €1,502,530 (or the Spanish resident holds 10% or more of the shares capital of the Company or such other amount that would entitle you to join the

Universal RSU Agreement

EXHIBIT 99.2

Company’s board of directors), the declaration must be filed within one (1) month of the acquisition or sale, as applicable.
In addition, Spanish residents are required to electronically declare to the Bank of Spain any securities accounts (including brokerage accounts held abroad), any foreign instruments (including shares acquired under the Plan), and any transactions with non-Spanish residents (including any payments of cash or shares made to a Spanish resident pursuant to the Plan) if the balances in such accounts together with the value of such instruments as of December 31, or the volume of transactions with non-Spanish residents during the prior or current year, exceed €1,000,000. Once the €1,000,000 threshold has been surpassed in either respect, the Spanish resident generally will be required to report all foreign accounts, foreign instruments and transactions with non-Spanish residents, even if the relevant threshold has not been crossed for an individual item. Generally, the resident only will be required to report on an annual basis (by January 20 of each year); however, if the balances in the Spanish resident’s foreign accounts together with the value of his or her foreign instruments or the volume of transactions with non-Spanish residents exceed €100,000,000, more frequent reporting will be required. If neither the total balances nor total transactions with non-residents during the relevant period exceeds €50,000, a summarized form declaration may be used.
Foreign Asset/Account Reporting Information. Spanish residents must report assets or rights deposited or held outside of Spain (e.g., cash or shares held in a bank or brokerage account) to the Spanish tax authorities on their annual tax return. This reporting obligation is based on the value of those rights and assets as of December 31 and has a threshold of €50,000 per type of asset (bank account, shares, real estate, etc.). After such assets or rights are initially reported, the reporting obligation will apply for subsequent years only if the value of any previously reported asset or right increases by more than €20,000 or if ownership of such asset or right is transferred or relinquished during the year.
SWEDEN
There are no country-specific provisions.
SWITZERLAND
Notifications
Securities Law Information. The RSU is not intended to be publicly offered in or from Switzerland. Because the offer of RSU is considered a private offering, it is not subject to registration in Switzerland. Neither this document nor any other materials relating to the RSU constitutes a prospectus as such term is understood pursuant to article 652a of the Swiss Code of Obligations, and neither this document nor any other materials relating to the RSU may be publicly distributed nor otherwise made publicly available in Switzerland.
UNITED KINGDOM
Terms and Conditions
Tax and National Insurance Contributions Acknowledgment. The following provisions supplement paragraph (l) of the RSU agreement:
If payment or withholding of income taxes is not made within ninety (90) days after the end of the U.K. tax year in which the taxable event occurs, or such other period specified in Section 222(1)(c) of the U.K.

Universal RSU Agreement

EXHIBIT 99.2

Income Tax (Earnings and Pensions) Act 2003 (the “Due Date”), you understand and agree that the amount of any uncollected income tax will constitute a loan owed by you to the Employer, effective on the Due Date. You understand and agree that the loan will bear interest at the then-current official rate of Her Majesty’s Revenue and Customs (“HMRC”), it will be immediately due and repayable by you, and the Company and/or the Employer may recover it at any time thereafter by any of the means referred to in paragraph (l) of the RSU agreement. You also authorize the Company to delay the issuance of any shares to you unless and until the loan is repaid in full.
Notwithstanding the foregoing, you understand and agree that if you are a director or executive officer (as within the meaning of Section 13(k) of the U.S. Securities and Exchange Act of 1934, as amended), you will not be eligible for such a loan to cover the income tax. In the event that you are a director or executive officer and the income tax is not collected from or paid by you by the Due Date, you understand that the amount of any uncollected Tax-Related Items may constitute a benefit to you on which additional income tax and national insurance contributions (“NICs”) may be payable. You understand and agree that you will be responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for reimbursing the Company or the Employer (as appropriate) for the value of any employee NICs due on this additional benefit, which the Company or the Employer may recover from you by any of the means referred to in paragraph (1) of the RSU agreement.

Universal RSU Agreement